Exhibit 99
HON INDUSTRIES P.O. Box 1109, Muscatine, Iowa 52761-0071
News Release
FOR INFORMATION CONTACT: Jerald K. Dittmer, Vice President and CFO (563) 264-7400 Melinda C. Ellsworth, Vice President, Treasurer and Investor Relations (563) 264-7406
Stan A. Askren elected President, HON INDUSTRIES, and appointed to Board of Directors

MUSCATINE, Iowa (February 13, 2003) - HON INDUSTRIES Inc. (NYSE: HNI) announced today that its Board of Directors has elected Stan A. Askren as President of HON INDUSTRIES. Askren was also appointed to the Board of Directors of the Company until the annual shareholder meeting in May 2003 when he will stand for election to the Board.

"I congratulate Stan and look forward to working with him to implement our key strategies for growth and increased profitability," said Jack Michaels, HON INDUSTRIES Chairman and CEO. "Our Board of Directors chose Stan for this role as an important step in the CEO succession process after a thorough review of several very capable internal candidates over the last two years. Stan has a broad background in our office furniture and hearth businesses. I am certain that his leadership and vision for the future will serve our stakeholders well."

Askren, currently an Executive Vice President of HON INDUSTRIES and President of Allsteel, joined HON INDUSTRIES in 1992 as the Vice President of Corporate Human Resources. He served as Vice President, Marketing, and President of Heatilator, before joining The HON Company as a Group Vice President.

Since 1999, Askren has served as President of Allsteel. "We created Allsteel as an independent operating company in 1999 to focus on a key segment of the office furniture industry," noted Michaels. "Under Stan's leadership, Allsteel has blossomed from merely a concept to a strong competitor in the contract segment, recognized for innovative products and solutions for its growing customer base. Stan will continue as President of Allsteel until his successor is selected."

Askren holds a BA in Business Administration from the University of Northern Iowa and an MBA from Washington University. He also completed the Advanced Management Program at Harvard University. Prior to joining HON INDUSTRIES, Askren held management positions at Emerson Electric and Thomson, S.A. He and his wife Mona have three children.

"I am honored and humbled to be selected for this important role," said Askren. "Jack Michaels has positioned HON INDUSTRIES well for the future and I look forward to his continued guidance in my new position. We are fortunate to have an extremely capable management team leading this company. Due to all of our dedicated member-owners, we were able to achieve strong results over the last several years despite a challenging economic climate. I am excited to have this opportunity to help lead our continued success."

HON INDUSTRIES Inc. provides products and solutions for the home and workplace environments. The Company's strong brands, including HON, Allsteel, Gunlocke, Heatilator and Heat-N-Glo, have leading positions in their markets. HON INDUSTRIES is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness. By doing so, the Company was recognized for the third consecutive year as one of the 400 Best Big Companies in America by Forbes magazine in 2003, and one of America's Most Admired Companies by Fortune magazine in 2002. HON INDUSTRIES' common stock is traded on the New York Stock Exchange under the symbol HNI. More information can be found on the Company's website at www.honi.com.

Forward-looking Statements
Statements in this news release that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results, particularly those with respect to expected earnings for the remainder of the fiscal year. These risks include, among others: the Company's ability (a) to realize financial benefits from its cost containment and business simplification initiatives, (b) to realize financial benefits from investments in new products, and (c) to mitigate the effects of uncertain steel prices and supplies; lower than expected demand for the Company's products due to uncertain political and economic conditions; competitive pricing pressure from foreign and domestic competitors; and other factors described in the Company's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

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